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                                                                     EXHIBIT 4.3

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               AHPC HOLDINGS, INC.
                             EFFECTIVE MAY 18, 2004

                                    ARTICLE I
                                     OFFICES

      The corporation shall continuously maintain in the State of Maryland, a registered office and a registered agent whose office is identical with such registered office and may have other offices within or without the state. The address of the corporation's registered office in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name of the corporation's registered agent at such address is the Corporation Trust Company. The corporation reserves the power to change its registered agent and registered office at any time.

                                   ARTICLE II
                                  STOCKHOLDERS

      SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders shall be held at such time, date and place as the board of directors shall determine by resolution, for the purpose of electing directors and for the transaction of such other business, as may come before the meeting.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called either by the president, the board of directors, a committee of the board of directors duly designated and whose powers include the powers to call meetings or by any stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting for the purpose or purposes stated in the call of the meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the corporation of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

      SECTION 3. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Maryland, as the board of directors or a committee of the board shall specify in the notice or waiver of notice for such meetings.

      SECTION 4. NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. Unless otherwise provided by the General Corporation Law of Maryland ("Maryland Law"), the notice shall be given not less than ten (10) nor more than ninety (90) days before the date of the meeting. If mailed, such notice shall

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be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. If mailed, notice is given on the date deposited in the United States Mail. Notice may also be given by transmitting a notice thereof to the stockholder at such address by telegraph, telecopy, cable, wireless or personally. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein.

      SECTION 5. WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, with respect to any stockholder meeting, any stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Stockholders, directors or members of a committee of the board of directors.

      SECTION 6. QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. Subject to the provisions of these bylaws, the Articles of Incorporation and Maryland Law as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The vote of the holders of a majority of the shares of the corporation's stock entitled to vote, present in person or represented by proxy, shall be binding on all stockholders of the corporation, unless the vote of a greater number or voting by classes is required by Maryland Law or the Articles of Incorporation or these bylaws. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      In the absence of a quorum, stockholders holding a majority of the shares present in person or by proxy and entitled to vote, regardless of whether or not they constitute a quorum, or if no stockholders are present, any officer entitled to preside at or act as secretary of the meeting, may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4 of this Article II. If the chairman of the meeting gives notice of any adjourned special meeting of Stockholders to all Stockholders entitled to vote thereat, stating that those present shall constitute a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum and a majority of the votes cast at such meeting shall determine all matters.

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      SECTION 7. VOTING; PROXIES. Except as provided in Section 7(b) and the
Articles of Incorporation, each stockholder of record on the record date, as determined pursuant to Section 6 of Article VI, shall be entitled to one vote for every share registered in his name. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after 11 months from its date of execution, unless the proxy provides for a longer period.

      The corporation shall not have the right to vote treasury stock of the corporation, nor shall another corporation have the right to vote its stock of the corporation if the corporation holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation. Persons holding stock of the corporation in a fiduciary capacity shall have the right to vote such stock. Persons who have pledged their stock of the corporation shall have the right to vote such stock unless in the transfer on the books of the corporation the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his proxy, may represent such stock and vote thereon.

      A plurality of the votes cast shall determine all elections and, except when the law requires otherwise, a majority of the votes cast shall determine all other matters.

      The Stockholders may vote by voice on all matters. However, upon demand by a Stockholder entitled to vote, or his proxy, the Stockholders shall vote by ballot. In that event, each ballot shall state the name of the Stockholder or proxy voting, the number of shares voted and such other information as the corporation may require under the procedure established for the meeting.

      SECTION 8. INSPECTORS OF ELECTION.

      (a) In advance of any meeting of stockholders, the board of directors may appoint inspectors of election to act at each meeting of stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and upon the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting upon the request of one or more stockholders or proxies, the vote of the holders of a majority of shares present shall determine whether one or three inspectors are appointed. In any case if any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the directors in advance of the convening of the meeting or at the meeting by the person acting as chairman.

      (b) The inspectors of election shall determine the outstanding stock of the corporation, the stock represented at the meeting and the existence of a quorum, shall receive votes, ballots, or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election,

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the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the secretary shall pass upon all questions and shall have all other duties specified in this Section.

      (c) Upon request of the chairman of the meeting or any stockholder or his proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

      SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote there at) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the records of the stockholders meetings.

      SECTION 10. ORGANIZATION. Such person as the board of directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the Stockholders, determine the presence of a quorum, and act as chairman of the meeting. In the absence of the secretary or an assistant secretary of the corporation, the chairman shall appoint the secretary of the meeting.

      SECTION 11. CONDUCT OF BUSINESS. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.

      SECTION 12. NOMINATIONS AND STOCKHOLDER BUSINESS.

      (a)   Annual Meetings of Stockholders.

            (1) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation's notice of meeting; (ii) by or at the direction of the board of directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section 10(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 10(a).

            (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60)

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days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth
(60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, and (y) the class and number of shares of stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

            (3)   Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

      (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected: (i) pursuant to the corporation's notice of meeting; (ii) by or at the direction of the board of directors; or (iii) provided that the board of directors has determined that directors shall be elected at such special meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10(b). In the event the corporation calls for a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 10(b) shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day

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following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

      (c)   General.

            (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such defective nomination or proposal be disregarded.

            (2) For purposes of this Section 10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III
                                    DIRECTORS

      SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire board of directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by Maryland Law, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The Stockholders of the corporation shall elect the directors at the annual or adjourned annual meeting (except as otherwise provided herein for the filling of vacancies). Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified. Directors need not be residents of the State of Maryland or stockholders of the corporation.

      SECTION 2. RESIGNATIONS AND REMOVAL. Any director of the corporation may resign at any time by giving written notice to the board of directors or to the secretary of the corporation. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its

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acceptance. Stockholders holding a majority of the outstanding shares entitled to vote at an election of directors may remove any director at any time with or without cause.

      SECTION 3. MEETINGS. Meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third (1/3) of the directors. The person or persons authorized to call meetings of the board of directors may fix any place as the place for holding any meeting of the board of directors called by them. Meetings of the board of directors may be held within or outside the State of Maryland.

      SECTION 4. BUSINESS OF MEETINGS. Except as otherwise expressly provided in these bylaws, any and all business may be transacted at any meeting of the board of directors.

      SECTION 5. NOTICE OF MEETINGS. Notice of a special meeting shall be given:
(i) at least 24 hours previous thereto if delivered by messenger, overnight courier or facsimile; or (ii) three (3) days' notice if mailed to each director at his principal place of business. A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. Except when expressly for the purpose of objecting to the legality of a meeting, a director's presence at a meeting shall constitute a waiver of notice of such meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business which the board of directors will transact at the meeting.

      SECTION 6. ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person at the meeting.

      SECTION 7. QUORUM AND MANNER OF ACTING; ADJOURNMENT. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board. If less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Articles of Incorporation or these bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

      SECTION 8. ACTION WITHOUT A MEETING. Any action which could be taken at a meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing and the writing or writings are filed with the minutes of proceedings of the board.

      SECTION 9. FILLING OF VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the corporation or affect these bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Any vacancy on the

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board of directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any individual so elected as director shall hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors.

      SECTION 10. COMPENSATION OF DIRECTORS. The board of directors shall have the authority to fix the compensation of directors, unless otherwise provided in the Articles of Incorporation.

      SECTION 11. PRESIDING OFFICER. The directors may, from time to time at any meeting of the board of directors or by unanimous written consent, elect a chairman of the board of directors. The Chairman shall preside at all meetings of the board of directors and shall perform such other duties as the board of directors may direct. The board of directors also may elect a Vice Chairman and other officers of the board of directors, with such powers and duties as the board of directors may designate from time to time.

      SECTION 12. COMMITTEES OF THE BOARD. The board of directors may designate, by a vote of a majority of the directors then in office, committees of the board of directors. The committees shall serve at the pleasure of the board of directors and shall possess such lawfully delegable powers and duties as the board of directors may confer.

      SECTION 13. SELECTION OF COMMITTEE NUMBERS. The board of directors shall elect by a vote of a majority of the directors then in office two (2) or more directors to serve as the members of a committee. By the same vote, the board of directors may designate other directors as alternative members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the board of directors to act at the meeting in the place of the absent or disqualified member.

      SECTION 14. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these bylaws require otherwise. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members shall constitute a quorum, unless the committee consists of two members. In that event, one member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

      SECTION 15. AUTHORITY. Any committee, to the extent the board of directors provides, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the affixation of the corporation's

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seal to all instruments which may require or permit it. However, no committee shall have any power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the corporation's property, recommending to the Stockholders a dissolution of the corporation or a revocation of a dissolution of the corporation, or amending these bylaws of the corporation. Unless a resolution of the board of directors expressly provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      SECTION 16. MINUTES. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

      SECTION 17. RELIANCE. Each director, officer, employee and agent of the corporation shall, in the performance of his duties with respect to the corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the corporation, upon an opinion of counsel or upon reports made to the corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the board of directors or officers of the corporation, regardless of whether such counsel or expert may also be a director.

                                   ARTICLE IV
                                    OFFICERS

      SECTION 1. NUMBER. The officers of the corporation shall consist of a president, a secretary, a treasurer and such vice presidents, assistant secretaries and assistant treasurers or any other officers thereunto authorized or elected by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the board of directors at their first meeting and thereafter at any subsequent meeting. Each officer shall hold office until his successor is duly elected and qualified, or until his death or disability, or until he resigns or is removed from his duties in the manner hereinafter provided.

      SECTION 3. REMOVAL AND RESIGNATION. Any officer or agent may be removed, either with or without cause, by a majority of the directors, then in office, at any meeting of the board of directors. Any officer or agent may resign at any time by giving written notice to the board of directors, the COB, the president or the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the board of directors need not accept the resignation to make it effective.

      SECTION 4. VACANCIES. A vacancy in any office because of death, resignation or removal or any other cause may be filled by the board of directors.

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      SECTION 5. CHIEF EXECUTIVE OFFICER. The chief executive officer, subject to the board of directors' control shall supervise and control, all of the business and affairs of the corporation. When present, he shall sign (with or without the secretary, an assistant secretary, or any other officer or agent of the corporation which the board of directors has authorized) deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized an officer or agent of the corporation to execute. However, the chief executive officer shall not sign any instrument which the law, these bylaws, or the board of directors expressly requires some other officer or agent of the corporation to sign and execute. In general, the chief executive officer shall perform all duties incident to the office of chief executive officer and such other duties as the board of directors may prescribe from time to time.

      SECTION 6. PRESIDENT AND VICE PRESIDENTS. The board of directors may establish the office of president, who shall be the chief operating officer of the corporation, shall report directly to the chief executive officer of the corporation and shall carry out such directions as established by the chief executive officer. Should the office of president not be occupied, the chief executive officer shall be the chief operating officer. A vice president shall perform such other duties as the chief executive officer or the board of directors may assign to him from time to time.

      In the absence of the chief executive officer or in the event of his death, inability or refusal to act, the president, unless the board of directors otherwise determines shall perform the duties of chief executive officer. In the absence of the chief executive officer in the first instance and president in the second instance, or in the event of his death, inability or refusal to act, the vice presidents in the order of their length of service as vice presidents, unless the board of directors determines otherwise, shall perform the duties of the chief executive officer. When acting as the chief executive officer, a vice president shall have all the powers and restrictions of the chief executive officer.

      SECTION 7. TREASURER. The treasurer shall: (a) have responsibility for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever; (c) deposit all moneys in the name of the corporation in depositories which the board of directors selects; and (d) perform all of the duties which the president or the board of directors may assign to him from time to time.

      SECTION 8. SECRETARY. The secretary shall: (a) keep the minutes of the meetings of the Stockholders and of the board of directors in one or more books for that purpose, (b) give all notices which these bylaws or the law requires,
(c) serve as custodian of the records and seal of the corporation, (d) affix the seal of the corporation to all documents which the board of directors has authorized execution on behalf of the corporation under seal, (e) maintain a register of the address of each Stockholder of the corporation, (f) sign, with the president, a vice president, or any other officer or agent of the corporation which the board of directors has authorized, certificates for shares of the corporation, (g) have charge of the stock transfer books of the corporation, and (h) perform all duties which the president or the board of directors may assign to him from time to time.

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      SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. In the absence of the secretary or in the event of his death, inability or refusal to act, the assistant secretaries in the order of their length of service as assistant secretary, unless the board of directors determines otherwise, shall perform the duties of the secretary. When acting as the secretary, an assistant secretary shall have the powers and restrictions of the secretary. An assistant secretary shall perform such other duties as the president, secretary or board of directors may assign from time to time. In the absence of the treasurer or in the event of his death, inability or refusal to act, the assistant treasurers in the order of their length of service as assistant treasurer, unless the board of directors determines otherwise, shall perform the duties of the treasurer. When acting as the treasurer, an assistant treasurer shall have the powers and restrictions of the treasurer. An assistant treasurer shall perform such other duties as the treasurer, the president, or the board of directors may assign to him from time to time.

      SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors. No officer shall serve the corporation in any other capacity and receive compensation, unless the board of directors authorizes the additional compensation.

      SECTION 11. BOND. The board of directors may require by resolution any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency. The board of directors also may require by resolution any officer, agent or employee to comply with such other conditions as the board of directors may require from time to time.

      SECTION 12. DELEGATION OF AUTHORITY. Notwithstanding any provision of these bylaws to the contrary, the board of directors may delegate the powers or duties of any officer to any other officer or agent.

      SECTION 13. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless the board of directors directs otherwise, the president shall have the power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of Stockholders of or with respect to any action of Stockholders of any other corporation in which the corporation holds securities. Furthermore, unless the board of directors otherwise, the president shall exercise any and all rights and powers which the corporation possesses by reason of its ownership of securities in another corporation.

                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

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      SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the board of directors.

      SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued by and in the name of the corporation, shall be signed by the president, any vice president, the treasurer, any assistant treasurer, and such other persons as the board of directors shall determine and in such manner as shall from time to time be determined by resolution of the board of directors.

      SECTION 4. DEPOSITS. The treasurer shall deposit all funds of the corporation not otherwise employed in such banks, trust companies, or other depositories as the board of directors may select or as any officer, assistant, agent or attorney of the corporation to whom the board of directors has delegated such power may select. For the purpose of deposit and collection for the account of the corporation, the president or the treasurer (or any other officer, assistant, agent or attorney of the corporation whom the board of directors has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the corporation.

      SECTION 5. GENERAL AND SPECIAL BANK ACCOUNTS. The board of directors may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the board of directors may select or as any officer, assistant, agent or attorney of the corporation to whom the board of directors has delegated such power may select. The board of directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these bylaws, as it may deem expedient.

                                   ARTICLE VI
                    CERTIFICATES OF STOCK AND THEIR TRANSFER

      SECTION 1. STOCK RECORD AND CERTIFICATES. Records shall be kept by or on behalf of the corporation by the secretary, transfer agent or registrar of the corporation, which shall contain the names and addresses of stockholders, the number of shares held by them respectively, and the number of certificates, if any, representing the shares, and in which there shall be recorded all transfers of shares. Every stockholder shall be entitled to a certificate signed by the president or a vice president, and by the secretary or an assistant secretary of the corporation, certifying the class and number of shares owned by him in the corporation, provided that any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue. The secretary, transfer agent, or registrar of the corporation shall cancel every certificate surrendered to the corporation for exchange or transfer. Except in the case of a lost, destroyed or mutilated certificate, the secretary, transfer agent, or registrar of the corporation shall not issue a new certificate in exchange for an existing certificate until he has canceled the existing certificate. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the corporation may set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

      SECTION 2. TRANSFER AGENTS AND REGISTRARS. The board of directors may, in its discretion, appoint one or more responsible banks or trust companies as the board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the corporation; and, when such appointments shall have been made, may require the certificate for shares of the corporation to be countersigned by one of such transfer agents and registered by one of such registrars.

      SECTION 3. STOCKHOLDERS' ADDRESSES. Every stockholder or transferee shall furnish the secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

      SECTION 4. LOST CERTIFICATES. In case any certificate for shares of the corporation is lost, stolen or destroyed, the board of directors, in its discretion, or any transfer agent duly authorized by the board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified shares.

      SECTION 5. DISTRIBUTIONS TO STOCKHOLDERS.

      (a) To the extent permitted by Maryland Law and subject to any restrictions contained in the Articles of Incorporation, the directors may declare and pay dividends upon the shares of its capital stock in the manner and upon the terms and conditions provided by Maryland Law and the Articles of Incorporation.

      (b) Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the board of directors shall determine to be in the best interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

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

      SECTION 6. RECORD DATES. The board of directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed.

      In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice or of to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days before the date of such meeting.

      If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

      When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

      SECTION 7. TRANSFERS OF SHARES. The holder of record of shares of the corporation's stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the secretary, transfer agent or registrar of the corporation, may transfer his shares only on the stock transfer books of the corporation. Such person shall furnish to the secretary, transfer agent, or registrar of the corporation proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. Whenever the holder of record of shares of the corporation's stock makes a transfer of shares for collateral security, the secretary, transfer agent, or registrar of the corporation shall state such fact in the entry of transfer if the transferor and the transferee request.

      SECTION 8. HOLDER OF RECORD. The corporation may treat as absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate. However, the corporation shall treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.

      SECTION 9. TREASURY SHARES. Treasury shares of the corporation shall consist of shares which the corporation has issued and thereafter acquired but not canceled. Treasury shares shall not carry voting or dividend rights.

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

                                   ARTICLE VII
                          INDEMNIFICATION AND INSURANCE

      To the maximum extent permitted by Maryland law in effect from time to time, the corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any individual who is a present or former director or officer of the corporation; or (ii) any individual who, while a director of the corporation and at the request of the corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may, with the approval of its board of directors, provide such indemnification and advancement of expenses to a person who served as a predecessor of the corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the corporation or a predecessor of the corporation.

      Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the bylaws or Articles of Incorporation of the corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

      SECTION 1. INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was: (i) a director, officer, employee, or other agent of this corporation; or (ii) any person who is or was serving at the request of this corporation as a director, officer or employee of another foreign or domestic corporation, partnership, joint venture trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

                                  ARTICLE VIII
                                      SEAL

      SECTION 1. SEAL. The board of directors may authorize the adoption of a seal by the corporation. The seal shall have inscribed thereon the name of the corporation and the year of its organization. The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

      SECTION 2. AFFIXING SEAL. Whenever the corporation is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a

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

seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the corporation.

                                   ARTICLE IX
                                     NOTICES

      SECTION 1. GENERAL. Whenever these bylaws require notice to any Stockholder, director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these bylaws in ever case by depositing in writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, director, officer or agent at his address on the books of the corporation. Unless these bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

      SECTION 2. WAIVER OF NOTICE. Whenever the law or these bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

                                    ARTICLE X
                                  MISCELLANEOUS

      SECTION 1. FACSIMILE SIGNATURES. In addition to the use of facsimile signatures which these bylaws specifically authorize, the corporation may use such facsimile signatures of any officer or officers, agents or agent, of the corporation as the board of directors or a committee of the board of directors may authorize.

      SECTION 2. FISCAL YEAR. The board of directors shall have the authority to fix and change the fiscal year of the corporation.

                                   ARTICLE XI
                                 CONTROL SHARES

      The provisions of Subtitle 7 of Title 13 of the Maryland Law shall not apply to "control share acquisitions" (as such term is defined in Section 3-701 of the Maryland Law) of shares of the capital stock of the corporation.

                                   ARTICLE XII
                                   AMENDMENTS

      The stockholders or board of directors shall have the power to adopt, alter, or repeal any provision of these bylaws and to make new bylaws.

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